EXHIBIT 5
                         EXHIBIT 23a

               Opinion and consent of Counsel

                       October 3, 1996

BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, Georgia  30309-3610

          Re:  BellSouth Corporation Compensation Deferral
Plan

Dear Sirs:

With reference to the registration statement on Form S-8 which BellSouth Corporation (the Company) proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering $26,000,000 of Deferred Compensation Obligations (the Obligations) which are to be offered pursuant to the BellSouth Corporation Compensation Deferral Plan (the Plan), I am of the opinion that:

     (1) the Company is a corporation duly organized and validly existing under the laws of the State of Georgia.

    (2) all proper corporate proceedings have been taken so that the Obligations have been duly authorized and, upon issuance and payment therefore in accordance with the Plan and the offering and sale of Obligations thereunder, will be legal, valid and binding obligations of the Company.

I hereby consent to any references to me contained in, and to the filing of this opinion with the Securities and Exchange Commission in connection with, the Registration
Statement referred to above.

Very truly yours,

/s/Walter H. Alford